UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

INDOOR HARVEST CORP.

(Exact name of registrant as specified in charter)

Texas	000-55594	45-5577364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas, 78739

(Address of Principal Executive Offices) (Zip Code)

(512) 309-1776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, Indoor Harvest Corp. (the “Company”) entered into an employment agreement (the “Agreement”) with Trevor Smith. Pursuant to the Agreement, Mr. Smith will act as the Company’s Chief Financial Officer and Chief Operating Officer.

Mr. Smith, age 35, has 10 years of experience in the cannabinoid industry. Most recently in 2022, he served as Chief Financial Officer of Sun Sine LLC, a provider of management services to a state licensed medical and recreational cannabinoid cultivation, manufacturing, and distribution operation in Arizona. Prior to this position, from 2016 to 2020, Mr. Smith served as Chief Financial Officer and Chief Operating Officer of Arizona Natural Pain Solutions Inc. (“ANPS”), a U.S. based cannabinoid operator with state licensed medical cultivation, manufacturing, distribution, and retail operations in Arizona. In 2018, ANPS promoted Mr. Smith to Chief Executive Officer and appointed him to the Board of Directors, positions he held until 2020. In 2019, Mr. Smith also worked as Director of Supply Chain for Connected Cannabis Co, a California-based cannabinoid cultivator and brand, where he oversaw the inventory and material supply chains for state licensed medical and recreational cultivation, manufacturing, and distribution in California. From 2014 to 2015, Mr. Smith worked as Vice President – Finance for Herbal Wellness Center Inc. a subsidiary of Vext Science, Inc. (OTC: VEXTF), a U.S.-based cannabinoid operator, where he oversaw the strategic finance and operations related activities for a state licensed medical cultivation, manufacturing, distribution, and retail operation in Arizona. From 2009 to 2010, Mr. Smith worked for Grosvenor Capital Management (now known as “GCM Grosvenor”; NASDAQ: GCMG), an American alternative asset management firm, as a finance associate. From 2008 to 2009, Mr. Smith worked for PricewaterhouseCoopers (“PwC”), an international professional services brand of firms and one of the Big Four accounting firms, as a mergers and acquisitions associate. He received a bachelor’s degree in Accounting from Western Michigan University, and withdrew from the master’s degree in business administration from the University of Chicago to pursue cannabinoid entrepreneurship.

The selection of Mr. Smith to serve as Chief Financial Officer and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Smith and any director or executive officer of the Company, and there are no transactions between Mr. Smith and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Agreement is for a term of 3 years, unless terminated earlier. Either party may terminate the Agreement at any time with or without cause. Initially, Mr. Smith will be subject to a 90-day probation period (the “Probation Period”). During the Probation Period, either party may terminate the Agreement upon giving to the other party at least two weeks written notice before the end of the Probation Period. In the event of such termination, the Company will pay Mr. Smith through the date of termination and all other compensation, such as bonuses, and benefits under the Agreement will terminate, and Mr. Smith will not be entitled to any termination benefits.

In connection with his appointment as Chief Financial Officer and Chief Operating Officer, the Board of Directors approved the following compensation and benefit arrangement for Mr. Smith:

●	an annual base salary of $225,000, of which $105,000 will be deferred until the Company obtains funding in the amount of $2,000,000.

●	participation in the Company’s benefit plan and programs, which have not yet begun but are anticipated.

●	a one-time option grant, pursuant to the Company’s 2015 Stock Incentive Plan, subject to terms as determined by the Board of Directors in its discretion, to purchase up to 50,000,000 shares of common stock, $0.001 par value per share (the “Company Common Stock”), exercisable, in whole or in part, at an exercise price of $0.01, an approximate dollar value of $500,000 as of the Effective Date (the “Signing Stock Option Bonus”). The Signing Stock Option Bonus shall vest the day after the satisfactory completion of the Probation Period.

●	a discretionary annual bonus of up to 50% of the Base Salary as determined by the Board.

●	a one-time grant of stock options to purchase up to an aggregate amount of 200,000,000 shares of Company Common Stock (the “Performance-Based Stock Option Bonus”) that will vest quarterly beginning on the three-month anniversary of the Start Date. All other terms and conditions of such awards shall be governed by the terms and conditions of the Equity Plan and the applicable performance-based stock option award agreement. Mr. Smith’s receipt of a bonus is dependent upon (a) his continuous performance of services to the Company through the date any bonus is paid; and (b) his actual achievement with the Company of the applicable performance targets and goals set by the Board in advance of, or within the first quarter of, each calendar year.

As a condition of employment, Mr. Smith agrees to enter into additional agreements, including an Assignment of Inventions, Non-Disclosure, Non-Solicitation and Non-Competition Agreement (the “Proprietary Information Agreement”), which may be amended by the parties from time to time without regard to the Agreement.

The foregoing is intended to be a summary of the terms of the Agreement and is subject to and qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Trevor Smith and the Company, dated April 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: April 20, 2023